UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 22, 2011 (April 19, 2011)

SPECTRA ENERGY CORP

(Exact name of registrant as specified in its charter)

Delaware	1-33007	20-5413139
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5400 Westheimer Court, Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 713-627-5400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Approval of Spectra Energy Corp 2007 Long-Term Incentive Plan, as Amended and Restated

At the Annual Meeting of Shareholders (the “Annual Meeting”) of Spectra Energy Corp (the “Company”) held on April 19, 2011, the Company’s shareholders approved an amendment and restatement of the Spectra Energy Corp 2007 Long-Term Incentive Plan (the “Plan”). The Board of Directors of the Company had previously adopted and approved the amended and restated Plan on February 22, 2011, subject to shareholder approval.

The amendment and restatement includes: (1) increasing the shares authorized for issuance under the Plan by 10,000,000 shares, (2) amending certain share counting provisions of the Plan, (3) extending the term of the Plan by 10 years from the date of shareholder approval of the amended and restated Plan and (4) making certain other administrative changes. In addition, the shareholder approval was also a re-approval of the Plan for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The foregoing summary is qualified in its entirety by reference to the terms of the Plan, as amended and restated, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Approval of Spectra Energy Corp Executive Short-Term Incentive Plan, as Amended and Restated

At the Annual Meeting, the Company’s shareholders also re-approved the Spectra Energy Corp Executive Short-Term Incentive Plan (the “STIP”), as amended and restated, for purposes of Section 162(m) of the Code. The foregoing summary is qualified in its entirety by reference to the terms of the STIP, as amended and restated, a copy of which is filed herewith as Exhibit 10.2 and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

As described in Item 5.02 above, the Annual Meeting was held in Houston, Texas on April 19, 2011. The following matters were voted upon with the final results indicated below.

At Annual Meeting, the Company’s shareholders elected William T. Esrey, Gregory L. Ebel, Austin A. Adams, Paul M. Anderson, Pamela L. Carter, F. Anthony Comper, Peter B. Hamilton, Dennis R. Hendrix, Michael McShane, Joseph H. Netherland and Michael E. J. Phelps to serve as directors until the 2012 annual meeting of shareholders. Below is a tabulation of votes with respect to each nominee for director at the Annual Meeting. There were 113,343,605 broker non-votes in the election of directors.

Proposal 1

Nominee	For	Withheld
William T. Esrey	427,834,985	3,157,130
Gregory L. Ebel	428,492,923	2,499,192
Austin A. Adams	428,301,365	2,690,750
Paul M. Anderson	428,137,397	2,854,718
Pamela L. Carter	427,253,379	3,738,736
F. Anthony Comper	427,473,543	3,518,572

Peter B. Hamilton	428,206,746	2,785,369
Dennis R. Hendrix	426,718,064	4,274,051
Michael McShane	428,382,906	2,609,209
Joseph H. Netherland	427,296,366	3,695,749
Michael E. J. Phelps	425,045,092	5,947,023

In addition, the Company’s shareholders ratified the appointment of Deloitte & Touche LLP to act as the Company’s independent registered public accounting firm for fiscal year 2011. Below is a tabulation of votes with respect to such ratification. There were no broker non-votes with respect to this proposal.

Proposal 2	For	Against	Abstain
Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2011	539,890,279	3,104,573	1,340,868

As described in Item 5.02 above, the Company’s shareholders approved the Spectra Energy Corp 2007 Long-Term Incentive Plan, as amended and restated. Below is a tabulation with respect to this proposal. There were 113,343,605 broker non-votes with respect to this proposal.

Proposal 3	For	Against	Abstain
Approval of the Spectra Energy Corp 2007 Long-Term Incentive Plan, as amended and restated	397,921,323	30,329,327	2,741,465

As described in Item 5.02 above, the Company’s shareholders approved the Spectra Energy Corp Executive Short-Term Incentive Plan, as amended and restated. Below is a tabulation with respect to this proposal. There were 113,343,605 broker non-votes with respect to this proposal.

Proposal 4	For	Against	Abstain
Approval of the Spectra Energy Corp Executive Short-Term Incentive Plan, as amended and restated	414,199,009	14,374,336	2,418,770

The Company’s shareholders approved the advisory vote on executive compensation. Below is a tabulation with respect to this proposal. There were 113,343,605 broker non-votes with respect to this proposal.

Proposal 5	For	Against	Abstain
Approval of an advisory vote on executive compensation	417,546,032	9,216,077	4,230,006

The Company’s shareholders indicated their preference, on an advisory basis, that the advisory vote on executive compensation be held annually. In light of the voting results, the Company’s Board of Directors has decided to implement an annual advisory vote on executive compensation. Below is a tabulation with respect to this proposal. There were 113,343,605 broker non-votes with respect to this proposal.

Proposal 6	1 year	2 years	3 years	Abstain
Approval of an advisory vote on the frequency of holding an advisory vote on executive compensation	271,360,941	7,813,377	147,299,277	4,518,520

The Company’s shareholders did not approve a shareholder proposal for a director election majority vote standard. Below is a tabulation of votes with respect this proposal. There were 113,343,605 broker non-votes with respect to this proposal.

Proposal 7	For	Against	Abstain
Shareholder proposal for a Director Election Majority Vote Standard	203,030,711	223,547,567	4,413,837

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Exhibit Description

10.1	Spectra Energy Corp 2007 Long-Term Incentive Plan, as amended and restated.

10.2	Spectra Energy Corp Executive Short-Term Incentive Plan, as amended and restated.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPECTRA ENERGY CORP

/s/ Reginald D. Hedgebeth
Reginald D. Hedgebeth
General Counsel

Date: April 22, 2011

EXHIBIT INDEX

Exhibit Number	Exhibit Description

10.1	Spectra Energy Corp 2007 Long-Term Incentive Plan, as amended and restated.

10.2	Spectra Energy Corp Executive Short-Term Incentive Plan, as amended and restated.